Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 16, 2017 (except as to the third paragraph of Note 2, as to which the date is October 6, 2017), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-220710) and related Prospectus of Altair Engineering Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Detroit, Michigan

October 19, 2017